NEWS RELEASE

CONTACT ERIC GRAAP

(540) 349-0212 or

egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. ANNOUNCES RECORD ANNUAL AND QUARTERLY NET INCOME

•	Net Income increased 15% to $5.7 million.

•	16.94% Return on Average Equity; 1.27% Return on Average Assets.

•	Loan portfolio growth of 13%.

WARRENTON, VA, February 1, 2006 – Fauquier Bankshares, Inc. (NASDAQ Capital Market: FBSS), today reported record annual net income of $5,702,000 or $1.60 per diluted share, for the year ended December 31, 2005. This compares with $4,978,000 or $1.41 per diluted share, for 2004, an increase of 14.5%. Return on average assets was 1.27% and return on average equity was 16.94% for 2005, compared with 1.21% and 16.82%, respectively, for 2004. The growth in net income was primarily due to an 8.6% increase in net interest income; partially offset by a 5.4% increase in total other expenses.

For the quarter ended December 31, 2005, net income was $1,669,000 or $0.47 per diluted share, compared with $1,492,000 or $0.42 per diluted share for the fourth quarter of 2004, an increase of 11.9%. Return on average assets was 1.43% and return on average equity was 18.90% for the fourth quarter of 2005, compared with 1.37% and 19.08%, respectively, for the fourth quarter of 2004. The growth in fourth quarter net income was primarily due to a 3.6% increase in net interest income; partially offset by a 1.8% increase in total other expenses.

Randy Ferrell, President and CEO of Fauquier Bankshares, Inc. and its primary subsidiary, The Fauquier Bank, commented, “We are very pleased to report record annual and quarterly net income for the respective periods ended December 31, 2005. This earnings momentum should well serve investors and customers as we enter 2006. In addition, despite rising interest rates and the inversion of the interest rate yield curve during 2005, the Bank maintained its net interest margin and improved net interest income. Even more gratifying has been the significant improvement in the Company’s efficiency measures.”

Net interest income increased $169,000 to $4.87 million for the quarter ended December 31, 2005 from $4.70 million for the quarter ended December 31, 2004. The increase in net interest income resulted from a 6.3% increase in total average earning assets from $399.6 million during the fourth quarter of 2004 to $424.7 million for the fourth quarter of 2005. This was partially offset by net interest margin decreasing to 4.54% for the December 2005 quarter compared with 4.67% for the December 2004 quarter. For 2005, net interest income increased $1.51 million to $19.08 million. The net interest margin for 2005 was 4.67% compared with 4.68% for 2004. The efficiency ratio for 2005 was 63.8% compared with 65.1% for 2004. The efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income, with the lower number being the more efficient.

Net loans and total deposits were $381.0 million and $391.7 million, respectively, at December 31, 2005, an increase of 12.8% and 4.5%, respectively, since December 31, 2004. At December 31, 2005, Fauquier Bankshares’ Wealth Management Services division had approximately $272 million in assets under management, a growth of 10.1% from December 31, 2004. Mr. Ferrell commented, “We are well aware of the financial management needs of our growing market area and are committed to be the primary provider of these value-added services, which include estate planning, retirement planning, IRA and 529 savings and roll-overs as well as asset management and brokerage.” Mr. Ferrell continued, “With the realignment of our deposit account products in 2006, we continue to be well positioned to attract the growing population in the communities we serve.”

Fauquier Bankshares and The Fauquier Bank, had combined assets of $481.2 million and total shareholders’ equity of $35.5 million at December 31, 2005. Non-performing assets were $195,000 or 0.05% of total loans at December 31, 2005, compared with $183,000 or 0.05% of total loans one year earlier. Loan charge-offs, net of recoveries, totaled $295,000 and $54,000 for 2005 and 2004, respectively.

The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices and nine ATM locations throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us at www.fauquierbank.com or by calling: (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheets
	Unaudited	Audited
	December 31, 2005	December 31, 2004
Assets
Cash and due from banks	$26,565,702	$8,944,590
Interest-bearing deposits in other banks	680,013	112,984
Federal funds sold	493,000	109,000
Securities, at fair value	48,390,771	58,594,905
Loans, net of allowance for loan losses of $4,238,143
in 2005 and $4,060,321 in 2004	381,049,471	337,791,782
Bank premises and equipment, net	8,289,581	8,533,619
Accrued interest receivable	1,585,849	1,507,391
Other assets	14,191,023	13,604,948
Total assets	481,245,410	429,199,219

Liabilities
Deposits:
Noninterest-bearing	95,411,624	79,222,524
Interest-bearing	296,245,545	295,433,173

Total deposits	391,657,169	374,655,697
Federal funds purchased	5,000,000	—
Dividends payable	—	508,887
Federal Home Loan Bank advances	42,000,000	15,000,000
Company-obligated mandatorily redeemable capital securities	4,124,000	4,124,000
Other liabilities	2,885,096	3,019,571
Commitments and contingent liabilities	—	—

Total liabilities	445,666,265	397,308,155

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares;
issued and outstanding, 2005, 3,448,786 shares; 2004, 3,392,580 shares	10,794,700	10,618,775
Retained earnings	25,440,838	21,320,223
Accumulated other comprehensive income (loss), net	(656,393)	(47,934)
Total shareholders' equity	35,579,145	31,891,064

Total liabilities and shareholders' equity	$481,245,410	$429,199,219

See accompanying Notes to Consolidated Financial Statements.

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
	(Unaudited)
For Each of the Three Years in the Period Ended December 31, 2005
	2005	2004	2003
Interest Income
Interest and fees on loans	$23,186,158	$20,034,615	$17,168,004
Interest and dividends on securities available for sale:
Taxable interest income	1,874,519	1,613,828	1,576,813
Interest income exempt
from federal income taxes	52,280	56,215	66,917
Dividends	246,276	181,946	274,097
Interest on federal funds sold	47,215	71,940	48,533
Interest on deposits in other banks	7,270	19,708	1,950
Total interest income	25,413,718	21,978,252	19,136,314

Interest Expense
Interest on deposits	4,948,904	3,400,473	3,047,245
Interest on federal funds purchased	202,706	34,026	38,524
Interest on Federal Home Loan Bank advances	911,434	770,496	720,560
Distribution on capital securities of subsidiary trust	275,176	206,274	194,897
Total interest expense	6,338,220	4,411,269	4,001,226

Net interest income	19,075,498	17,566,983	15,135,088
Provision for loan losses	472,917	539,583	784,000

Net interest income after
provision for loan losses	18,602,581	17,027,400	14,351,088

Other Income
Wealth management income	1,331,511	1,270,405	935,534
Service charges on deposit accounts	2,615,408	2,603,215	2,473,161
Other service charges, commissions and fees	1,276,442	1,168,842	1,334,490
Gain on securities	—	—	248,240
Impairment loss on securities available for sale	-	(46,500)	-
Other operating income	46,504	43,360	36,608
Total other income	5,269,865	5,039,322	5,028,033

Other Expenses
Salaries and benefits	8,263,400	7,769,172	6,521,456
Net occupancy expense of premises	920,866	863,600	837,734
Furniture and equipment	1,303,990	1,274,349	1,176,014
Other operating expenses	5,165,982	4,941,149	4,686,758
Total other expenses	15,654,238	14,848,270	13,221,962

Income before income taxes	8,218,208	7,218,452	6,157,159

Income tax expense	2,516,591	2,240,268	1,821,309

Net Income	$5,701,617	$4,978,184	$4,335,850

Earnings per Share, basic	$1.66	$1.49	$1.31

Earnings per Share, assuming dilution	$1.60	$1.41	$1.24

Dividends per Share	$0.65	$0.56	$0.48

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
	(Unaudited)
For the Three Months Ended December 31, 2005 and 2004
	2005	2004
Interest Income
		$
Interest and fees on loans	$6,255,861		5,313,043
Interest and dividends on securities available for sale:
Taxable interest income	435,253		480,860
Interest income exempt
from federal income taxes	13,061		13,043
Dividends	99,121		69,563
Interest on federal funds sold	812		32,299
Interest on deposits in other banks	3,040		912
Total interest income	6,807,148		5,909,720

Interest Expense
Interest on deposits	1,430,660		969,929
Interest on federal funds purchased	144,472		209
Interest on Federal Home Loan Bank advances	285,049		177,739
Distribution on capital securities of subsidiary trust	73,304		57,066
Total interest expense	1,933,485		1,204,943

Net interest income	4,873,663		4,704,777
Provision for loan losses	-		-

Net interest income after
provision for loan losses	4,873,663		4,704,777

Other Income
Wealth management income	297,061		300,639
Service charges on deposit accounts	638,448		680,668
Other service charges, commissions and fees	331,517		271,419
Other operating income	11,909		(36,348)
Total other income	1,278,935		1,216,378

Other Expenses
Salaries and benefits	2,028,365		1,969,768
Net occupancy expense of premises	212,770		214,111
Furniture and equipment	355,459		322,241
Other operating expenses	1,175,838		1,197,898
Total other expenses	3,772,432		3,704,018

Income before income taxes	2,380,166		2,217,137

Income tax expense	710,745		724,956

		$
Net Income	$1,669,421		1,492,181

		$
Earnings per Share, basic	$0.48		0.44

		$
Earnings per Share, assuming dilution	$0.47		0.42

		$
Dividends per Share	$0.18		0.15

	Fauquier Bankshares, Inc.
	Selected Financial Data
	For the three month ending December 31,		For the twelve month ending
			December 31,
	2005	2004	2005	2004
DOLLAR PER SHARE DATA:

Net income per share, basic	0.48	0.44	1.66	1.49
Net income per share, diluted	0.47	0.42	1.60	1.41
Book value at period end	10.32	9.40	10.32	9.40
PERFORMANCE RATIOS:

Net interest margin (1)	4.54%	4.67%	4.67%	4.68%
Return on average assets	1.43%	1.37%	1.27%	1.21%
Return on average equity	18.90%	19.08%	16.94%	16.82%
Efficiency ratio (2)	60.82%	62.61%	63.77%	65.12%
ASSET QUALITY RATIOS:

Allowance for loan losses to period
end loans, net	1.11%	1.19%	1.11%	1.19%
Nonperforming assets to allowance for
loan losses	4.60%	4.51%	4.60%	4.51%
Non-performing assets to period end loans
and other real estate owned	0.05%	0.05%	0.05%	0.05%
Net charge-offs to average loans	0.08%	0.02%	0.08%	0.02%
CAPITAL RATIOS:

Leverage	8.21%	8.30%	8.21%	8.30%
Risk Based Capital Ratios:
Tier 1 capital	11.08%	10.87%	11.08%	10.87%
Total capital	12.27%	12.10%	12.27%	12.10%
(1) Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Corporation’s net yield on its earning assets.
(2) Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.